  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2016

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
Amendment No. 3 to the Dealer Manager Agreement and Participating Dealer Agreement
On April 25, 2016, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into Amendment No. 3 to the Dealer Manager Agreement and Participating Dealer Agreement (the "Amendment") with Griffin Capital Securities, LLC, the Registrant's dealer manager, related to the Registrant's ongoing public offering (the "Offering"). The Amendment amends certain portions of the Dealer Manager Agreement and Participating Dealer Agreement to add references to the Registrant's shares of Class I common stock. The Registrant's board of directors approved the commencement of the offering of Class I common stock in the Offering, effective April 25, 2016, and approved the corresponding allocation of shares in the Offering such that the Registrant will offer up to approximately $1.56 billion in shares of Class T common stock and up to approximately $0.2 billion in shares of Class I common stock, in addition to the approximately $0.24 billion in shares of Class A common stock previously sold.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement
On April 25, 2016, in connection with the Offering, the Registrant entered into Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement (the "Second Amendment") of Griffin Capital Essential Asset Operating Partnership II, L.P., the Registrant's operating partnership. The Second Amendment provides for, among other things, certain changes in share classification of the Registrant to add Class T units and Class I units and the conversion of Class A units, Class T units, and Class I units into Class A common stock, Class T common stock, and Class I common stock, respectively.
The foregoing summary of the material terms of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 25, 2016, the Registrant filed with the State Department of Assessments and Taxation of Maryland (the "Department") Articles Supplementary to its First Articles of Amendment and Restatement, (i) reclassifying 100,000,000 authorized but unissued shares of the Registrant's Class A common stock, and (ii) 50,000,000 authorized but unissued shares of the Registrant's Class T common stock, as 150,000 shares of Class I common stock. The Articles Supplementary were effective upon filing with the Department.
The foregoing summary of the material terms of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01.    Other Events
Reallocation of Shares in Public Offering
On March 29, 2016, the Registrant's board of directors approved the commencement of the offering of shares of Class I common stock in the Offering, effective April 25, 2016, and approved the corresponding allocation of shares in the Offering such that the Registrant will offer up to approximately $1.56 billion in shares of Class T common stock and up to approximately $0.2 billion in shares of Class I common stock, in addition to the approximately $0.24 billion in shares of Class A common stock previously sold.
As of April 25, 2016, the Registrant had sold approximately $0.4 billion in shares of Class A common stock and Class T common stock in the Offering.

Amendment and Restatement of the Distribution Reinvestment Plan
On March 29, 2016, the Registrant's board of directors voted to amend and restate the Distribution Reinvestment Plan (the "DRP") to include references to shares of Class I common stock, in conjunction with the decision to commence offering shares of Class I common stock. The amended and restated DRP will be effective as of May 9, 2016. A copy of the amended and restated DRP is attached as Exhibit 4.1 hereto.
Item 9.01.    Exhibits
(d)     Exhibits.

3.1	Articles Supplementary to First Articles of Amendment and Restatement

4.1	Amended and Restated Distribution Reinvestment Plan

10.1	Amendment No. 3 to Dealer Manager Agreement and Participating Dealer Agreement

10.2	Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: April 29, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary